                                 EXHIBIT 10(M)
                              ENERGEN CORPORATION
                       ANNUAL INCENTIVE COMPENSATION PLAN


Article                              Description                              Page
- -------                              -----------                              ----
     I.                        Purpose                                        1

     II.                       Policy                                         1

     III.                      Scope                                          1

     IV.                       Terms and Definitions                          1

     V.                        Control Responsibility                         3

     VI.                       Plan Design                                    3

     VII.                      Deferral Arrangements                          5

     VIII.                     Participant Eligibility and                    6
                                     Partial Year Awards

     IX.                       Taxes and Effect on Other Benefits             7

     X.                        Termination And/Or Amendments                  7

     XI.                       Assignments or Transfers                       7

     XII.                      Payment of Awards                              8

     Attachment                Fiscal Year Potential Incentive





Revised 5/90
As amended effective October 1, 1993.

                              ENERGEN CORPORATION
                       ANNUAL INCENTIVE COMPENSATION PLAN

I.   PURPOSE:   Attract, retain and motivate key management personnel while promoting a team spirit and the pay for performance concept.


II.  POLICY:   It is the policy of Energen Corporation and its subsidiary companies to provide an incentive compensation plan which rewards superior performance that benefits:

     o      Stockholders (earnings plus capital appreciation)
     o      Customers (quality service and products)
     o      Management (income)

III. SCOPE: This Incentive Compensation Plan is applicable to key executive management personnel as recommended by the Chief Executive Officer and approved by the Officer Review Committee of the Energen Board of Directors.


IV.  TERMS AND DEFINITIONS

     4.01 The Plan - The Annual Incentive Compensation Plan approved by the Energen Board of Directors in April 1986.

     4.02   Board of Directors - The Board of Directors of Energen Corporation.

     4.03   ORC - The Officer Review Committee of the Board of Directors.

     4.04 Energen Performance - The Energen financial performance objectives approved by the ORC.

     4.05 Subsidiary Performance - Selected performance objectives (earnings and other) for each subsidiary company or group of executives.

     4.06 Individual Performance - Individual participant performance against previously established individual short-term objectives.

     4.07 Participant - An executive employee recommended by the CEO and approved by the ORC to participate in the Plan.

     4.08   Plan Year - Fiscal year October 1 through September 30.

     4.09 Salary - The actual salary earned by the participant during the plan year.

     4.10 Weather Adjusted - The actual financial performance attributable to the gas distribution line of business will be adjusted to reflect performance in a normal weather year.

     4.11 Base Bonus Factor - A number expressed in terms of "percent of salary" that each participant is potentially eligible to receive based on Energen performance (see Attachment).

     4.12 Floor - The Energen financial performance objective below which no incentive awards will be made regardless of subsidiary or individual performance. The "floor" is not weather adjusted.

     4.13 Target - The Energen financial performance "stretch" objective. The target is weather adjusted.

     4.14 Maximum - The maximum is controlled by the individual maximum caps (see Section 6.05 and Attachment) and Energen net income (see Bonus Pool footnote on Attachment).

     4.15 Potential Bonus Pool - The potential amount of money available for distribution for different levels of Energen performance results (see Attachment).

     4.16 Incentive Award - The annual cash incentive (or bonus) payment based on Energen, subsidiary and individual performance.

     4.17 Election - A voluntary election to defer payment of an award in accordance with Article VII.

V.   CONTROL RESPONSIBILITY

     5.01 The Board of Directors will approve Energen Performance objectives on recommendation of the ORC on an annual basis.

     5.02  The ORC will administer the Plan which will include approval of:

            a. Subsidiary performance measures for the Energen CEO and other Energen staff participants as a group.

            b. Individual performance measures and the individual incentive awards for the CEO and all participants reporting directly to the CEO.

            c.     Evaluation of subsidiary performance recommended by the CEO.

     5.03   The Energen CEO will approve:

            a. The establishment of subsidiary performance measures in conjunction with the subsidiary presidents.

            b. The individual performance measures and the individual incentive awards for all other participants.


VI.  PLAN DESIGN

     6.01 Potential Bonus Pool - The Potential Bonus Pool is expressed as a pool of dollars available for distribution based on Energen Performance as covered in Section 6.02 (see Attachment).

     6.02 Energen Performance - Base Bonus Factor - Energen Performance includes financial objectives for floor, target, and maximum award levels. Energen Performance therefore dictates the Base Bonus Factor (see Attachment) which is used in the following formula to determine the individual incentive award:

     Incentive Award  =        Salary  X  Base Bonus Factor  X
                               Subsidiary Performance Factor X
                               Individual Performance Factor

     6.03 Subsidiary Performance - The CEO in consultation with the subsidiary presidents will establish objective criteria for evaluating subsidiary performance. In determining the individual incentive award for each participant, the Base Bonus Factor can therefore be adjusted for subsidiary performance based on the following:

                                                          Performance Factor
                            Examples Of                   -------------------
     Subsidiary         Performance Measures              Range of Adjustment
     ----------         --------------------              -------------------
     Energen            Consolidated Net Income               .50 - 1.50
     Executive          and Market/Book Ratio
     Group

     Alagasco           AGC Net Income                        .75 - 1.25

                        All Other Financial and
                        Operating Objectives (Customer
                        Satisfaction, Marketing, Gas
                        Supply, Growth, etc.)                .50 - 1.50

     Taurus             Net Income, Finding Cost             .50 - 1.50
                        and Reserve Additions

     Others             As Appropriate                       .50 - 1.50

     The subsidiary performance factor is determined by objectively measuring results against established performance objectives and used in the formula to determine the individual incentive award:

     Incentive Award =         Salary X Base Bonus Factor X
                               Subsidiary Performance Factor X
                               -----------------------------
                               Individual Performance Factor

     6.04 Individual Performance - Participants must meet or exceed certain individual performance criteria prior to earning an incentive award. Participants will establish with their supervisor key objectives, both strategic and operational, for the fiscal year. The individual participant's incentive award will be adjusted based on the achievement of these objectives.

     Each objective will be assigned a weight. The sum will be equal to 100. At the end of the plan year the participant's overall performance on such objectives will be rated as follows:

            a.  Unacceptable         -        0
            b.  Effective            -      1.0
            c.  Highly Effective     -      1.5
            d.  Outstanding          -      2.0

     The Individual Performance Factor is found by:

     Sum Total of  =    Objective Weight  X  Rating
                        ---------------------------
                                    100

     The performance factor is prorated for levels of performance between the measures identified and is used in the formula to determine individual incentive awards:

     Incentive award  =        Salary  X  Base Bonus Factor  X
                               Subsidiary Performance Factor  X
                               Individual Performance Factor
                               -----------------------------

     6.05 Control Measure - Individual Maximum Bonus Potential - Maximum individual awards have been established for each group of participants (see Attachment).

VII. DEFERRAL ARRANGEMENTS:

     7.01 A participant may elect to defer an award payment by filing an election with the Company no later than March 31 of the plan year.

     7.02 A participant will be allowed to defer all or part of the incentive award in 25% increments to be paid out over a four-year period.

     7.03 The election shall be made in writing in a form letter prescribed by the Company and shall state:

            a. that the participant wishes to make an election to defer payment of any award that shall be earned in the plan year;

            b.     the percentage of the award to be deferred; and

            c.     the method of payment desired not to exceed four years.

     7.04 Once made this election may not be revoked at any time during the plan year. Any payout of the deferred award prior to the time specified in the participant's original election will be solely at the discretion of the Company.

     7.05 The deferred award will accumulate interest at a rate equal to the 90-day Treasury Bill rate. Interest will be computed as if credited from the date of award and will be compounded monthly. The rate in effect on the first business day of the month shall be the rate used.

     7.06 When a participant terminates employment with the Company, the participant shall be entitled to receive the entire amount reflected in the participant's deferred account. In the event of the death of a participant the entire amount reflected in the participant's deferred account will be paid to the deceased's beneficiary as designated on the deceased's group life insurance benefit with the Company.

VIII.       PARTICIPANT ELIGIBILITY AND PARTIAL YEAR AWARDS

     8.01 A participant in this Plan will be a key executive of the Company recommended by the Chief Executive Officer and approved by the Officer Review Committee.

     8.02 A participant must be approved and eligible for the Plan at the beginning of the plan year. Prospective participants hired or promoted during the plan year will be handled on an individual basis.

     8.03 A participant who vacates an eligible position during the plan year due to retirement, disability or death will be included in the Plan on a prorata basis (number of months worked during the year divided by 12).

     8.04 Payments for partial year participants will be made at the end of the plan year in conjunction with all other awards.

IX.  TAXES AND EFFECT ON OTHER BENEFITS

     9.01 Any award shall be considered as compensation for tax purposes and there shall be deducted from the payment the amount of any tax required by any governmental authority.

     9.02 Award payments will not be considered as wages, salaries or compensation under any of the employee fringe benefit plans of the Company.


X.   TERMINATION AND/OR AMENDMENTS

     10.1 The Board of Directors may terminate the Plan at any time and may from time to time amend the Plan. Such amendments will not impair any rights to payments which have been deferred prior to termination or amendment.


XI.  ASSIGNMENTS OR TRANSFER

     11.1 Neither the participant, participant's beneficiary, nor the participant's personal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments or awards under this Plan. Such payments or awards are non-assignable and non-transferable and any attempt to assign or transfer payments or awards shall be void and have no effect.


XII. PAYMENT OF AWARDS

     12.1 At the end of the plan year the annual incentive awards and payments will be made by payroll check as soon as practicable after all evaluations and approvals are complete.

The foregoing notwithstanding, upon written election of a Group I participant delivered prior to the time that the amount of an award under this Plan becomes ascertainable and due, and approval of such election by the ORC, such participant may elect to receive payment of a specified portion or all of an award under the Plan in the form of stock options issued under the Company's 1988 Stock Option Plan (subject to availability of options under the 1988 Stock Option Plan). For purposes of calculating the appropriate number of options for issuance pursuant to such an election, the options shall be valued using the binomial option pricing model or such other comparable method approved by the ORC.